Exhibit 32.1

Certification

I, George Feldenkreis, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Perry Ellis International, Inc. (the “Company”) for the quarter ended April 28, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 6, 2012

/S/ GEORGE FELDENKREIS
Name:	George Feldenkreis
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)